Exhibit 3.40(d)
State of Delaware Certificate of Correction
of a Limited Liability Company to be filed pursuant to Section 18-211(a)
Exhibit 3.40(c)
State of Delaware
Secretary of State ljivi.gion of Corporations
Delivered 01:53 PM 09/30/2006 FILED 01:31 PM 09/30/2008
SRV 080999266 - 3169284 E7LE
1. The nanie of the Limited Liability Company is: Ready-Mix LLC 2. mat Ctlfite f Formation wi mcd by the Secretaiy
of State of Delaware 9/25/2000 , and that said Certificate requires correction as permitted by Section I 8-211 of the Limited Liability Company Act,
3. The inaccuracy or defect of said Certificate is: (must give specific reason) 4. The Certificate Is hereby corrected to read as follows:
lT’J WITNESS WI-IEREOF, the undersigned have executed ibis Certificate on the 30thdayof September /A A.D, 2008
Name:CUrt_M. Iiridemari
Incorrect nenie was listed on the Certificate of Formation. Entity should be naine NYC Concrete
Materials, LLC instead of NYC Ready-Mi,c, LLC.
First: The name o the limited liability company is NYC Concrete Materials, LLC.
uthorizeci Person
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